EXHIBIT 23.1

              CHORUS COMMUNICATIONS GROUP, LTD.


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement
No. 333-68873 of Chorus Communications Group, Ltd. on Form S-8 of our report dated February 12, 1999, appearing in the Annual Report on Form 10-K of Chorus Communications Group, Ltd. for the year ended December 31, 1998.



DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
March 30, 1999